UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
February 10, 2006

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Bridge Parkway, Suite 201, Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 551-5277

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Wherify Wireless, Inc. (the "Company") has entered into an employment agreement with Mark E. Gitter to become the Company’s new Chief Financial Officer and Treasurer effective February 13, 2006. Under the terms of the agreement, Mr. Gitter will receive a base salary of $175,000 per year, subject to periodic review and adjustment. In addition, senior management will recommend that the Board of Directors grant Mr. Gitter an option to purchase up to 260,000 shares of the Company's Common Stock. The option will be exercisable for a period of 10 years and will vest in accordance with the following schedule: (a) 25% of the total number of shares purchasable upon exercise of the option will vest after 12 months of continuous employment and (b) an additional 1/48 of the option shares will vest at the close of each month during the remaining term of the option. In the event that Mr. Gitter is terminated by the Company without Cause or resigns as a result of a Constructive Termination, he is entitled to a severance payment equal to three months of his base salary, but only if such termination occurs subsequent to Mr. Gitter having received a satisfactory performance review, and health care coverage during the severance period.

Item 5.02(b).	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

John Davis has advised the Company that he is resigning for personal reasons as the Chief Financial Officer of the Company. On February 10, 2006, the Company announced the appointment of Mark E. Gitter as Chief Financial Officer of the Company effective February 13, 2006. A copy of the press release regarding Mr. Gitter's appointment is attached hereto as Exhibit 99.1.

Mr. Gitter, a certified public accountant, has over 27 years of broad-based domestic and international responsibilities in finance and accounting. Since 2001 Mr. Gitter has acted as an independent contractor to several companies providing senior level support in the areas of strategic and tactical financial operations and planning. In addition, during 2003 and 2004 Mr. Gitter served as Director, Financial Reporting and Budgeting, for Advanced Bionics Corporation. From 1999 to 2001, Mr. Gitter served as Chief Financial Officer of Hyseq, Inc., and prior to that from 1998 to 1999 he served as Director of Finance and Controller for Hyseq, Inc. Mr. Gitter has an MBA in Accounting and Health Care Fiscal Management, and a BS in Biochemistry, from the University of Wisconsin. For a description of Mr. Gitter’s employment terms, see Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

99.1	Press Release dated February 10, 2006.*
__________________

* Filed herewith

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: February 10, 2006	By:	/s/ Timothy Neher
Timothy Neher Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 10, 2006.